Exhibit 99.1

For additional information, contact:

Edward C. Barrett
Executive Vice President
Chief Financial Officer
Daytime: 610.603.7251

NASDAQ: VIST
www.VISTfc.com
For Immediate Release

VIST Financial Corp.

Announces Second Quarter 2011 Earnings & Cash Dividend

Wyomissing, Pennsylvania, July 26, 2011. VIST Financial Corp. (NASDAQ: VIST) reported net income of $1.3 million for the second quarter of 2011, as compared to $2.5 million for the same period in 2010.  Basic and diluted earnings per common share were $0.14 for the second quarter of 2011, as compared to basic and diluted earnings per common share of $0.34 for the same period in 2010.  Excluding a non-recurring $1.9 million gain recognized during the second quarter of 2010, pre-tax income for the quarter increased by 42%, as compared to the same period in 2010.

For the first six months of 2011, the Company reported net income of $1.8 million, as compared to $3.2 million for the same period in 2010.  Basic and diluted earnings per common share were $0.15 for the first six months of 2011, as compared to basic and diluted earnings per common share of $0.40 for the same period in 2010.

The operating results for the second quarter and for the first six months of 2011 were negatively impacted by (i) $200,000 and $1.0 million, respectively, of net losses recognized on the sale of other real estate owned, as compared to $600,000 for both of the same periods in 2010 and (ii) approximately $400,000 of integration expenses associated with the previously announced acquisition of Allegiance Bank of North America (“Allegiance”). The operating results for the second quarter and for the first six months of 2010 reflected a gain of approximately $1.9 million recognized on the sale of a 25% equity interest in First HSA, LLC related to the transfer of approximately $89.0 million of health savings account deposits in the second quarter of 2010.

Commenting on the second quarter 2011 results, Robert D. Davis, President and Chief Executive Officer of VIST Financial Corp. said, “We are pleased with the positive momentum building across our banking, insurance and investment business lines.  This momentum has resulted in our second quarter reported net income of $1.3 million.  While we are making progress on a linked quarter basis, our financial results will continue to be influenced for the balance of the year with elevated asset quality costs and the potential of additional OTTI charges.  In spite of the slow pace of improvement in our regional business climate, we continue to be optimistic about the future opportunities for VIST Financial.”

Davis stated, “At VIST Bank, our commercial loan pipeline is strong which suggests an annual growth rate of 4-6% in 2011.  Our asset quality metrics remain stable with non-performing assets to total assets of 2.35%.  Net charge-offs for the quarter totaled $1.7 million with provision expense totaling $1.8 million, providing adequate coverage of both total loans and non-performing loans at quarter end. VIST Insurance and VIST Capital Management are both generating increased revenue for the second quarter of 2011 as compared to the second quarter of 2010.”

“As reported previously, the Allegiance Bank acquisition of November 19, 2010, is now complete and is accretive to shareholder return,” Davis continued.  “All former Allegiance customers have been fully converted to VIST Bank systems which will eliminate a significant portion of the $400,000 merger and conversion related expenses incurred in the first six months in 2011.”

Davis concluded, “We are pleased that our board of directors has declared a cash dividend.  By this action, our board respects both the need to preserve capital while demonstrating confidence in our future operating results.”

Net interest income increased $3.3 million, or 16%, to $23.1 million for the first six months of 2011, as compared to $19.8 million for the same period in 2010.  The increase in net interest income for the first six months of 2011 reflects a higher level of total loans resulting from strong commercial loan growth, in addition to the covered loans acquired in the Allegiance acquisition, and a reduction in interest expense on deposits. The average balance of loans (including covered loans) for the first six months of 2011 increased by $94.2 million or 10%, to $995.8 million, as compared to $901.6 million for the same period in 2010.  The cost of interest-bearing deposits for the first six months of 2011 decreased to 1.48%, as compared to 1.85% for same period in 2010.  The Corporation’s taxable-equivalent net interest margin percentage for the first six months of 2011, improved to 3.70% as compared to 3.42% for same period in 2010.

The provision for loan losses was $4.1 million for the first six months of 2011, as compared to $4.6 million for the same period in 2010. The allowance for loan losses as a percentage of total loans increased to 1.65% at June 30, 2011, as compared to 1.55% at December 31, 2010, and 1.43% at June 30, 2010. The increased level of the allowance for loan losses reflects continued credit risk related to certain commercial credits that remain stressed as a result of the prolonged economic downturn. At June 30, 2011, total non-performing assets were $32.8 million or 2.3% of total assets compared to $32.4 million or 2.4% of total assets at December 31, 2010. The Corporation closely monitors the loan portfolio and the adequacy of the loan loss reserve by regularly evaluating borrower financial performance, underlying collateral values and other relevant factors.

Total assets increased by approximately $169.4 million or 13%, to $1.46 billion at June 30, 2011 from $1.29 billion at June 30, 2010. Total deposits increased by approximately $185.9 million or 18%, to $1.19 billion at June 30, 2011 from $1.01 billion at June 30, 2010.  In addition to the deposits assumed in the Allegiance acquisition, our deposit growth has been attributable to our ability to attract and retain lower cost core deposits.  In addition to the covered loans acquired in the Allegiance acquisition, our loan growth has been the result of strong commercial loan growth.

Declaration of Cash Dividend

The Corporation reported that the Board of Directors declared a cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on August 1, 2011 payable August 15, 2011.

VIST Financial Corp. is diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance, investments, and wealth management services throughout Berks, Southern Schuylkill, Montgomery, Delaware, Philadelphia and Chester Counties.

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Quarterly Shareholder and Investor Conference Call

VIST Financial Corp. will host a quarterly investor conference call on Wednesday, July 27, 2011 at 8:30 a.m. ET. Interested parties can join the conference call and ask questions by dialing 877.317.6789 or listening through the computer by clicking on the following link:

https://services.choruscall.com/links/visit110727.html

The conference call can also be accessed through a link located under the Investor Relations page within VIST Financial Corp’s website:  http://www.VISTfc.com.

To replay the conference call, dial 877.344.7529 (Conference # 10002291) which will be available one hour after the end of the call on July 27, 2011.  The conference call will be archived for 90 days and will be available at the link above and on the Company’s Investor Relations webpage.

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	June 30,	December 31,	June 30,
	2011	2010	2010
Assets
Cash and due from banks	$16,719	$15,443	$25,357
Federal funds sold	2,021	1,500	7,385
Interest-bearing deposits in banks	140	872	286
Total cash and cash equivalents	18,880	17,815	33,028

Mortgage loans held for sale	1,536	3,695	3,109
Securities available for sale	347,760	279,755	261,292
Securities held to maturity	2,657	2,022	2,086
Federal Home Loan Bank stock	6,416	7,099	5,715
Loans, net of allowance for loan losses ($15,439 at June 30, 2011; $14,790 at December 31, 2010 and $12,825 at June 30, 2010)	917,629	939,573	882,759
Covered loans	58,954	66,770	—
Premises and equipment, net	6,555	5,639	5,976
Other real estate owned	2,337	5,303	5,148
Covered other real estate owned	520	247	—
Identifiable intangible assets	3,521	3,795	4,411
Goodwill	41,858	41,858	39,999
Bank owned life insurance	19,590	19,373	19,141
FDIC prepaid deposit insurance	3,008	3,985	4,902
FDIC indemnification asset	6,988	7,003	—
Other assets	19,814	21,080	21,038
Total assets	$1,458,023	$1,425,012	$1,288,604

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$121,116	$122,450	$114,362
Interest bearing	1,070,306	1,026,830	891,210
Total deposits	1,191,422	1,149,280	1,005,572
Securities sold under agreements to repurchase	105,131	106,843	110,384
Borrowings	—	10,000	10,000
Junior subordinated debt, at fair value	18,470	18,437	19,308
Other liabilities	6,576	8,005	8,650
Total liabilities	1,321,599	1,292,565	1,153,914

Shareholders’ Equity
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares of Series A 5% (increasing to 9% in 2014) cumulative preferred stock issued and outstanding; Less: discount of $1,251 at June 30, 2011, $1,480 at December 31, 2010 and $1,694 at June 30, 2010	23,749	23,520	23,306
Common stock, $5.00 par value; authorized 20,000,000 shares	32,931	32,732	32,586
Stock Warrants	2,307	2,307	2,307
Surplus	65,621	65,506	65,466
Retained earnings	13,266	12,960	13,706
Accumulated other comprehensive loss	(1,259)	(4,387)	(2,490)
Treasury stock: 10,484 shares at cost	(191)	(191)	(191)
Total shareholders’ equity	136,424	132,447	134,690
Total liabilities and shareholders’ equity	$1,458,023	$1,425,012	$1,288,604

Common Stock:
Shares issued	6,586,106	6,546,273	6,517,124
Shares outstanding	6,575,622	6,535,789	6,506,640

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest and dividend Income
Interest and fees on loans	$13,507	$12,415	$27,486	$24,858
Interest on securities:
Taxable	3,109	2,894	5,662	5,841
Tax-exempt	334	450	668	846
Dividend income	22	8	44	18
Other interest income	10	266	15	274
Total interest income	16,982	16,033	33,875	31,837

Interest expense
Interest on deposits	3,832	4,238	7,616	8,740
Interest on short-term borrowings	—	18	—	18
Interest on securities sold under agreements to repurchase	1,187	1,198	2,363	2,380
Interest on borrowings	—	89	7	187
Interest on junior subordinated debt	407	344	813	689
Total interest expense	5,426	5,887	10,799	12,014

Net interest income	11,556	10,146	23,076	19,823
Provision for loan losses	1,860	2,010	4,090	4,610
Net interest income after provision for loan losses	9,696	8,136	18,986	15,213

Non-interest income:
Customer service fees	433	549	850	1,132
Mortgage banking activities, net	149	231	318	365
Commissions and fees from insurance sales	3,176	3,092	6,013	6,168
Broker and investment advisory commissions and fees	157	151	337	286
Earnings on bank owned life insurance	120	113	218	191
Other commissions and fees	478	558	916	1,062
Gain on sale of equity interest	—	1,875	—	1,875
Other (loss) income	(33)	198	(23)	241
Net losses on sale of other real estate owned	(208)	(578)	(1,012)	(594)
Net realized gains on sales of securities	293	194	382	286
Total other-than-temporary impairment losses on investments	(206)	(6)	(198)	(946)
Portion of non-credit impairment loss recognized in other comprehensive loss	(36)	(47)	(108)	797
Net credit impairment loss recognized in earnings	(242)	(53)	(306)	(149)

Total non-interest income	4,323	6,330	7,693	10,863

Non-interest expense:
Salaries and employee benefits	5,989	5,419	11,900	10,838
Occupancy expense	1,193	1,069	2,493	2,217
Furniture and equipment expense	729	662	1,394	1,286
Marketing and advertising expense	566	261	885	507
Identifiable intangible amortization	137	138	275	271
Professional services	747	745	1,803	1,354
Outside processing expense	928	854	1,997	1,885
FDIC deposit and other insurance expense	542	524	1,225	1,056
Other real estate owned expense	412	617	824	1,098
Other expense	918	997	1,723	1,849
Total non-interest expense	12,161	11,286	24,519	22,361

Income before income taxes	1,858	3,180	2,160	3,715
Income tax expense	550	654	346	476
Net income	1,308	2,526	1,814	3,239
Preferred stock dividends and discount accretion	(428)	(419)	(855)	(839)
Net income available to common shareholders	$880	$2,107	$959	$2,400

Per Common Share Data
Average shares outstanding	6,572,691	6,213,284	6,567,122	6,030,134
Basic earnings per common share	$0.14	$0.34	$0.15	$0.40
Average shares outstanding for diluted earnings per share	6,613,536	6,268,026	6,614,659	6,076,656
Diluted earnings per common share	$0.14	$0.34	$0.15	$0.40
Cash dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Net interest margin (fully taxable equivalent)	3.67%	3.43%	3.70%	3.42%

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	As Of and For The Three-Month Period Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

Loans outstanding	$933,068	$926,194	$954,363	$927,579	$895,584
Covered loans outstanding	58,954	62,818	66,770	n/a	n/a
Troubled debt restructurings (accruing)	8,790	11,115	10,772	12,975	6,333
Allowance for loan losses	15,439	15,283	14,790	14,418	12,825

NON-PERFORMING ASSETS:
Non-accrual loans	$30,273	$28,120	$26,513	$25,938	$22,204
Loans past due 90 days or more still accruing	215	456	594	196	294
Total non-performing loans	30,488	28,576	27,107	26,134	22,498
Other real estate owned	2,337	1,769	5,303	3,531	5,148
Total non-performing assets	$32,825	$30,345	$32,410	$29,665	$27,646

ASSET QUALITY STATISTICS:
Net charge-offs to average loans (annualized)	0.74%	0.74%	0.75%	0.77%	0.72%
Allowance for loan losses as a percent of loans	1.65%	1.65%	1.55%	1.55%	1.43%
Allowance for loan losses as a percent of non-performing loans	50.64%	53.48%	54.56%	55.17%	57.02%
Allowance for loan losses as a percent of non-performing assets	47.03%	50.36%	45.63%	48.60%	46.39%
Net charge-offs	1,704	1,737	1,678	1,957	1,955
Non-performing assets to total assets *	2.35%	2.25%	2.39%	2.18%	2.15%

NON-PERFORMING COVERED ASSETS:
Covered non-accrual loans	$5,805	$4,036	$4,408	n/a	n/a
Covered other real estate owned	520	711	247	n/a	n/a

* Excludes covered assets

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances		Average Balances
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Assets
Federal funds sold	$18,293	$6,772	$13,879	$17,825
Investment securities and interest bearing cash	304,938	343,947	292,675	306,701
Federal Home Loan Bank stock	6,518	5,715	6,735	5,715
Mortgage loans held for sale	1,178	2,064	1,228	1,515
Loans:
Commercial loans	765,507	716,289	771,518	724,631
Consumer loans	110,778	126,218	112,776	128,422
Mortgage loans	50,735	49,237	51,562	48,529
Total loans	$927,020	$891,744	$935,856	$901,582

Covered loans	58,017	—	$59,938	$—

Interest-earning assets	1,309,446	1,244,527	1,303,576	$1,227,623

Goodwill and intangible assets	45,463	43,997	45,531	44,056
Total assets	$1,430,348	$1,364,309	$1,423,029	$1,346,607

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	$119,639	$110,944	$119,306	$106,673

Interest bearing deposits:
NOW, money market and savings	574,214	535,200	556,536	516,099
Time deposits	471,277	425,298	480,862	436,993
Total Interest-Bearing Deposits	1,045,491	960,498	1,037,398	953,092

Total deposits	$1,165,130	$1,071,442	$1,156,704	$1,059,765

Securities sold under agreements to repurchase	$105,120	$110,137	105,957	112,966
Borrowings	—	24,620	691	17,903
Junior subordinated debt	18,592	19,710	18,516	19,684
Interest-bearing liabilities	1,169,203	1,114,965	1,162,562	1,103,645

Shareholders’ equity	$134,275	$130,431	$133,245	$128,154